EXHIBIT 5.1

                                 Jerry M. Aufox
                                 General Counsel
                                A.M. Castle & Co.
                              3400 North Wolf Road
                          Franklin Park, Illinois 60131

                                  July 1, 2003


A. M. Castle & Co. 3400 North Wolf Road Franklin Park, Illinois 60131

          Re:  Registration Statement on Form S-3 of
               A. M. Castle & Co. (the "Registration Statement")

Gentlemen and Ladies:

          I am Secretary and Corporate Counsel of A. M. Castle & Co. In connection with the proposed registration for resale of up to 2,809,995 shares of common stock, par value $0.01 per share (the "common stock "), of A. M.
Castle & Co. (the "Company"), covered by the Registration Statement, I have examined such documents and have reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to as originals, the conformity to original documents of all the documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

          Based upon such examination, I advise you that, in my opinion, the shares of common stock registered for resale as set forth in the Registration Statement have been duly authorized and were validly issued and fully paid and nonassessable, and will continue to be so when sold as set forth in the Registration Statement.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Validity of Stock"' in the prospectus constituting a part of such Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,

                                            /s/  JERRY M. AUFOX
                                            ----------------------------
                                                 JERRY M. AUFOX